UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: August 12, 2008
CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8519	31-1056105

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street
Cincinnati, Ohio	45202
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (513) 397-9700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
Exhibit Index
EX-99.1

Form 8-K
Cincinnati Bell Inc.
Section 1 — Registrant’s Business and Operations
Item 1.01 Amendment of a Material Definitive Agreement.
Third Amendment to Credit Agreement
          On August 12, 2008, Cincinnati Bell Inc. (the “Company”) amended its Credit Agreement originally dated as of February 16th, 2005 among the Company, as Borrower, certain of its subsidiaries as more specifically set forth therein as Guarantors, the Lenders party thereto, Bank of America, N.A., as Administrative Agent and an L/C Issuer, and PNC Bank, National Association, as Swingline Lender and an L/C Issuer, (as previously amended, the “Credit Agreement”) pursuant to a Third Amendment to Credit Agreement dated as of August 12, 2008 among the Company, the Guarantors signatories thereto, the Lenders party thereto, Bank of America, N.A., Administrative Agent and Lender, and PNC Bank, National Association, as Swingline Lender and Lender (the “Third Amendment”). The Third Amendment amends various provisions within the Credit Agreement so that the Company may engage in up to $75 million in sale-leaseback transactions with the Company’s data center facilities. The Third Amendment also amends various provisions to permit a revolving equipment and inventory financing facility up to $30 million, with a corresponding decrease in the Credit Agreement’s permitted purchase money indebtedness basket from $100 million to $70 million.
          A copy of the Third Amendment is attached to this Current Report as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

99.1	The Third Amendment to the Credit Agreement, dated as of August 12, 2008, among Cincinnati Bell Inc., as Borrower, the Guarantors signatories thereto, the Lenders party thereto, Bank of America, N.A., as Administrative Agent and Lender, and PNC Bank, National Association, as Swingline Lender and Lender.

Form 8-K
Cincinnati Bell Inc.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel & Secretary
Date: August 13, 2008

Exhibit Index

Exhibit No.	Exhibit

99.1	The Third Amendment to the Credit Agreement, dated as of August 12, 2008, among Cincinnati Bell Inc., as Borrower, the Guarantors signatories thereto, the Lenders party thereto, Bank of America, N.A., as Administrative Agent and Lender, and PNC Bank, National Association, as Swingline Lender and Lender.